AMENDMENT
                              DATED MARCH 31, 2008
                                     TO THE
           DISTRIBUTION AND SHAREHOLDER SERVICES PLAN--C-CLASS SHARES
                                       OF
                              RYDEX DYNAMIC FUNDS,
                             DATED AUGUST 28, 2000,
                                   AS AMENDED


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                          RYDEX DYNAMIC FUNDS - C-CLASS
                    DISTRIBUTION AND SHAREHOLDER SERVICE FEES
                            AS AMENDED MARCH 31, 2008

Rydex Funds - C-Class

S&P 500 2x Strategy Fund
Inverse S&P 500 2x Strategy Fund
Inverse NASDAQ-100(R) 2x Strategy Fund
NASDAQ-100(R) 2x Strategy Fund
Dow 2x Strategy Fund
Inverse Dow 2x Strategy Fund
Russell 2000(R) 2x Strategy Fund
Inverse Russell 2000(R) 2x Strategy Fund

Distribution and Shareholder Service Fees

Distribution Services...........................SEVENTY-FIVE BASIS points (.75%)

Shareholder Services............................TWENTY-FIVE BASIS points (.25%)

Calculation of Fees

Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

ADDITIONS ARE NOTED IN BOLD.